UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

STAR ENERGY CORPORATION

(Exact name of registrant as Specified in charter)

NEVADA	000-29323	87-43634
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

317 Madison Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

                         (212) 500-5006

(Registrant’s telephone number, including area code)

                         Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit
Report or Completed Interim Report.

On April 11, 2008, the Board of Directors of Star Energy Corporation, a Nevada corporation (the “Company”), determined that the Company will need to restate the financial statements contained in its Annual Report on Form 10-KSB for the year ended December 31, 2006 and its Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007. The determination was made by the Board of Directors and Chief Financial Officer of the Company based upon comments from the staff (the “Staff”) of the Securities and Exchange Commission, and following consultation with the Company’s senior management, legal advisor and independent registered public accounting firm.

On October 6, 2006, the Company transferred, pursuant to an Assignment and Bill of Sale, its entire interest in the Galvan Ranch Gas Wells to Ruairidh Campbel, who, at the time, was a principal shareholder and one of the Company’s officers and directors. In consideration therefor, Mr. Campbell transferred to the Company, for cancellation and return to the Company’s authorized but unissued shares, 3,250,000 shares of common stock held by him. As a result, since October 6, 2006, the Company no longer had any interest in the Galvan Ranch Gas Wells. The Staff advised the Company that it should account for the Galvan Wells as discontinued operations using guidance in paragraphs 42 and 43 of SFAS No. 144. The Company will comply with the Staff’s comment.

Pursuant to a Stock Purchase Agreement, on October 6, 2006 (the “Stock Purchase Agreement”), the Company acquired 100% of the capital stock of Volga-Neft Limited Company, a Russian limited liability company primarily engaged in the processing and sale of crude oil in Samara, Russia (“Volga-Neft”), in consideration for the Company’s issuance to the stockholders of Volga-Neft of an aggregate of 10,000,000 shares of its common stock. On April 13, 2007, the Company was advised by RSM Top-Audit that the financial statements of Volga-Neft, purportedly audited by RSM Top-Audit for periods prior to its acquisition of Volga-Neft were not audited by that firm. The Company determined that it was in its best interests to seek rescission of the Stock Purchase Agreement. By a Rescission Agreement dated June 14, 2007 (the “Rescission Agreement”) among the Company, Volga-Neft and the individuals from whom it acquired the shares of Volga-Neft, the Stock Purchase Agreement was rescinded, the Company returned the shares of Volga-Neft it received to the former stockholders of Volga-Neft who, in turn, returned to the Company the 10,000,000 shares of its common stock that it had previously issued to them.

The Company will record its ownership of Volga-Neft using the cost method of accounting for investments described in APB Opinion 18, paragraph 6a. Under this methodology the Company will record the investment on the date of acquisition using the quoted market price of the 10,000,000 shares of common stock the Company issued and the 10,000,000 shares will be reflected as outstanding in the Company’s Statement of Stockholders’ Equity for the year ended December 31, 2006 and the quarter ended March 31, 2007. As a result of entering into the Rescission Agreement the Company will remove this investment in its financial statements for the quarterly period ended June 30, 2007. The Company will record no gain or loss with respect thereto.

The Company intends to reflect the changes in its Annual Report on Form 10-KSB for the year ended December 31, 2007 (which will include restated financial statements for the year ended December 31, 2006) being filed on April 14, 2008. Additionally, the Company will shortly amend its Annual Report on Form 10-KSB for the year ended December 31, 2006 and its Quarterly Reports on From 10-QSB for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007 to, among other things, reflect these changes.

The changes to the Company’s financial statements discussed above will not result in a change in the profit or loss of the Company for any period.

The members of the Audit Committee of the Company have discussed with the Company’s independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAR ENERGY CORPORATION

Date: April 14, 2008	By:	/s/ Michael Kravchenko
Michael Kravchenko,
Chief Financial Officer